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                                                                    EXHIBIT 99.1


                               [RENAL CARE GROUP]


                                  NEWS RELEASE



FOR IMMEDIATE RELEASE


CONTACT:          R. DIRK ALLISON
                  CHIEF FINANCIAL OFFICER
                  615-345-5500




                 RENAL CARE GROUP, INC. ANNOUNCES LAB SETTLEMENT
                             OF LESS THAN $2 MILLION

Nashville, Tennessee (December 12, 2000)--Renal Care Group, Inc. (Nasdaq/NM:
RCGI) today announced that the Company has reached an agreement in principle with the U.S. Attorney for the Southern District of Mississippi to settle claims arising out of alleged inadequacies in physician documentation related to lab tests performed by its laboratory subsidiary, RenaLab, Inc. The settlement covers periods from January 1996 through August 2000. While neither Renal Care Group nor RenaLab admits any liability, the terms of the settlement provide that RenaLab will pay $1.98 million to the Medicare program. The agreement in principle is subject to finalizing the terms of a corporate integrity agreement for the lab.

         "We believe that the Company and its associates have operated properly. Nevertheless, due to ambiguities in the laws and billing requirements related to labs, the protracted nature of investigations of this type, and the distraction and expense of litigation, the Company decided that a quick settlement is in the best interests of Renal Care Group and its shareholders. Putting these issues behind us will allow management of the Company and the lab to focus its attention and energy on operating Renal Care Group's business and delivering optimal care for our patients," said Sam A. Brooks, Jr., chairman and chief executive officer of Renal Care Group.

         The Company confirmed that it expects earnings for the fourth quarter of 2000 to be approximately $0.34 per share before giving effect to the one-time charge of $1.98 million for this settlement.

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, December 13, 2000, at 7:30 a.m., Central Standard Time. A listen-only simulcast as well as a 30-day replay of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com and at www.streetevents.com.


                                     -MORE-

                             Renal Care Group, Inc.
                         2100 West End Avenue, Suite 800
                           Nashville, Tennessee 37203
                    (615) 345-5500 - (615) 345-5505 facsimile


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RCGI Announces Lab Settlement
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December 12, 2000


         Renal Care Group, Inc. is a dialysis services company that provides care to patients with kidney disease. The Company currently treats approximately 16,000 patients through 200 owned outpatient dialysis facilities, in addition to providing acute dialysis services to more than 100 hospitals. Over 5,000 associates provide services across the Company's 24-state network.

         Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed or implied by the forward-looking statements, including risks related to: compliance with health care and other applicable laws; the integration of acquired companies; changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation, Renal Care Group's annual report on Form 10-K for the year ended December 31, 1999. Copies of these filings are available from Renal Care Group upon request.

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